EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dollar Tree Stores, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 33-92812, 33-92814, 33-92816, 333-38735, 333-41248, 333-61139, 333-106883, 333-106884, 333-106886, 333-117337 and 333-126286) on Form S-8 of Dollar Tree Stores, Inc. of our reports dated April 2, 2007, with respect to the consolidated balance sheets of Dollar Tree Stores, Inc. and subsidiaries as of February 3, 2007 and January 28, 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the fiscal years in the three-year period ended February 3, 2007, management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2007 and the effectiveness of internal control over financial reporting as of February 3, 2007, which reports appear in the February 3, 2007 Annual Report on Form 10-K of Dollar Tree Stores, Inc. Our report on the consolidated financial statements refers to the adoption by Dollar Tree Stores, Inc. of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, effective January 29, 2006.

/s/ KPMG LLP
Norfolk, Virginia
April 2, 2007

Return to Form 10K

Forward to Exhibit 31.1, Chief Executive Officer Certification under Section 302